Exhibit 99.1

FLIR Systems Announces Election of Robert S. Tyrer to Board of Directors

WILSONVILLE, Ore., October 24, 2017— FLIR Systems, Inc. (NASDAQ: FLIR) today announced that on October 19, 2017 Robert S. Tyrer was elected to its Board of Directors. The addition of Mr. Tyrer increases FLIR Systems’ Board of Directors to 11 members.
Since 2001, Mr. Tyrer has been the Co-President of The Cohen Group, a business advisory firm providing strategic advice and assistance in business development, regulatory affairs, deal sourcing, and capital raising activities. Prior to joining The Cohen Group, he served as the Chief of Staff to U.S. Secretary of Defense William Cohen from 1997 to 2001, where he provided strategic advice on all aspects of national security policy and acted as the primary liaison between the Department of Defense and Congress, the White House, other federal agencies, and private industry. Previously, Mr. Tyrer served 21 years on Capitol Hill, including as Chief of Staff to Senator William Cohen from 1989 to 1996 and Campaign Manager for U.S. Senator Susan Collins in her successful 1996 U.S. Senate campaign.
Mr. Tyrer is a graduate of the University of Maine and a member of the Advisory Board of the University of Maine’s School of Policy and International Affairs. He is a Senior Advisor at the Center for Strategic and International Studies in Washington and is also a member of the Advisory Board of the Public Diplomacy Collaborative at the John F. Kennedy School of Government at Harvard University. Mr. Tyrer served as a member of the Board of Directors of EDO Corporation, a military and commercial products and professional services company from 2003 to 2007, where he was a Member of the Audit, Compensation, and Management Development Committees. He also served on the Board of Directors of Clean Air Power Limited, a publicly-traded sustainable energy company based in the United Kingdom from 2014 until the company was acquired in 2015.
“I’m very proud to welcome Bob Tyrer to FLIR’s Board of Directors,” said Earl Lewis, Chairman of the Board of FLIR Systems. “Bob’s depth of experience in public policy, regulatory affairs, and national defense will be very relevant to FLIR in the growth of our business. I expect Bob to be an invaluable resource to FLIR.”

About FLIR Systems, Inc.
Founded in 1978 and headquartered in Wilsonville, Oregon, FLIR Systems is a world-leading maker of sensor systems that enhance perception and heighten awareness, helping to save lives, improve productivity, and protect the environment. Through its nearly 3,500 employees, FLIR’s vision is to be “The World’s Sixth Sense” by leveraging thermal imaging and adjacent technologies to provide innovative, intelligent solutions for security and surveillance, environmental and condition monitoring, outdoor recreation, machine vision, navigation, and advanced threat detection. For more information, please visit www.flir.com and follow @flir.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may contain words such as “anticipates,” “estimates,” “expects,” “intends,” and “believes” and similar words and expressions and include the assumptions that underlie such statements. Such statements are based on current expectations, estimates, and projections based, in part, on potentially inaccurate assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore,

Exhibit 99.1

actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

Media Contact
Tim McDowd
503-498-3146
tim.mcdowd@flir.com

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com

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